                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                           AXSYS TECHNOLOGIES, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                           AXSYS TECHNOLOGIES, INC.
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                                 [LOGO] AXSYS
                                        TECHNOLOGIES

                                                                 August 15, 1997

Dear Axsys Technologies Stockholder:

  On behalf of the Board of Directors and management, I cordially invite you to attend the Special Meeting of Stockholders on September 8, 1997 at 10:00 a.m., at the offices of Republic National Bank, Lower Level Conference Room, 452 Fifth Avenue, New York, New York 10018.

  The accompanying Notice of Special Meeting and Proxy Statement describes the proposals to be considered at the meeting.

  Whether or not you are able to attend the meeting, please complete, sign and return the enclosed proxy card as soon as possible. A postage-prepaid envelope is enclosed for your convenience. If you attend the meeting, you may revoke your proxy and, if you wish, vote your shares in person.

                                      Very truly yours,

                                      Stephen W. Bershad
                                      Chairman of the Board
                                      Chief Executive Officer


       AXSYS TECHNOLOGIES, INC. . 645 MADISON AVENUE . NEW YORK NY 10022
                212.593.7900 . 212.754.6348 . web: www.axsys.com

                           [LOGO] AXSYS
                                  TECHNOLOGIES

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                               SEPTEMBER 8, 1997
                                ---------------

  The Special Meeting of Stockholders (the "Meeting") of Axsys Technologies, Inc. (the "Company") will be held on Monday, September 8, 1997 at 10:00 a.m., local time, at the offices of Republic National Bank, Lower Level Conference Room, 452 Fifth Avenue, New York, New York 10018, for the following purposes:

    1. To amend the Certificate of Incorporation of the Company to increase the number of shares of authorized Common Stock from 4,000,000 to 20,000,000 shares;

    2. To amend the Certificate of Incorporation of the Company to delete a provision limiting ownership of the Company's Common Stock for tax reasons no longer applicable; and

    5. To amend the Vernitron Corporation Long-Term Stock Incentive Plan (the "Plan").

  Only stockholders of record at the close of business on August 15, 1997 will be entitled to notice of and to vote at the Meeting and any adjournments thereof.

  The Board of Directors of the Company has approved each of the proposals described in this Proxy Statement and recommends that stockholders vote FOR each proposal.

  WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER OF SHARES YOU HOLD. ACCORDINGLY, YOU ARE ENCOURAGED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE REPLY ENVELOPE PROVIDED AS SOON AS POSSIBLE.

                                      By Order of the Board of Directors,

                                      Louis D. Mattielli
                                      Secretary

August 15, 1997

                                 [LOGO] AXSYS
                                        TECHNOLOGIES


                        SPECIAL MEETING OF STOCKHOLDERS
                          OF AXSYS TECHNOLOGIES, INC.

                        TO BE HELD ON SEPTEMBER 8, 1997

                                --------------

                                PROXY STATEMENT

                                --------------

                                  INTRODUCTION

  This Proxy Statement (the "Proxy Statement") and the enclosed proxy card, which are first being mailed to stockholders on or about August 15, are furnished to stockholders of Axsys Technologies, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board") for use at the Special Meeting of Stockholders of the Company to be held on Monday, September 8, 1997 at 10:00 a.m., local time, at the offices of Republic National Bank, Lower Level Conference Room, 452 Fifth Avenue, New York, New York 10018, including any and all adjournments or postponements thereof (the "Meeting").

MATTERS TO BE CONSIDERED AT THE MEETING

  At the Meeting, holders of shares of Common Stock, par value $.01 per share ("Common Stock"), of the Company will be asked to consider and vote upon the following matters:

  1. To amend the Certificate of Incorporation of the Company to increase the number of shares of authorized Common Stock from 4,000,000 to 20,000,000 shares;

  2. To amend the Certificate of Incorporation of the Company to delete a provision limiting ownership of the Company's Common Stock for tax reasons no longer applicable; and

  3. To amend the Vernitron Corporation Long-Term Stock Incentive Plan (the "Plan").

RECOMMENDATION OF THE BOARD

  The Board of the Company has unanimously approved each of the proposals described in this Proxy Statement and recommends that stockholders vote FOR each proposal.

RECORD DATE; QUORUM; BROKER SHARES

  The Board has fixed the close of business on August 15, 1997, as the record date for determination of the stockholders entitled to notice of, and to vote at, the Meeting (the "Record Date"). As of the Record Date, there were shares of Common Stock issued and outstanding. The presence, either in person or by proxy, of the holders of a majority of the voting power of the outstanding shares of stock of the Company entitled to vote is necessary to constitute a quorum at the Meeting. If a share is represented for any purpose at the Meeting, it is deemed to be present for all other matters. Abstentions will be counted for purposes of determining the presence or absence of a quorum and the total number of votes cast with respect to a proposal. Shares held of record by a broker or its nominee ("Broker Shares") that are voted on any matter are included in determining the absence or presence of a quorum; however, Broker Shares that are not voted on any matter will not be included in determining the total number of votes cast.

VOTE REQUIRED

  Each of the amendments to the Company's Certificate of Incorporation, as set forth in Proposals One and Two below, requires the affirmative vote of a majority of the outstanding shares of the Company on the Record Date entitled to vote at the Meeting. The amendment of the Plan, as set forth in Proposal Three below, require the affirmative vote of a majority of shares entitled to vote and present at the Meeting in person or by proxy. Each share of Common Stock outstanding on the Record Date entitles the record holder thereof to one vote on each matter that may properly come before the Meeting.

  Officers and directors of the Company, who (together with certain affiliates
and related parties) are the beneficial owners of approximately   % of the
shares of the outstanding Common Stock, have advised the Company that they intend to vote all of the shares over which they have voting power in favor of the approval of each of the proposals described in this Proxy Statement.

PROXIES

  Stockholders are encouraged to specify the way they wish to vote their shares by marking the appropriate boxes on the enclosed proxy card. Shares of Common Stock represented by properly executed proxies received at or prior to the Meeting and which have not been revoked will be voted in accordance with the instructions indicated therein. IF NO CHOICE IS SPECIFIED, THE SHARES WILL BE VOTED FOR PROPOSALS ONE, TWO AND THREE DESCRIBED IN THIS PROXY STATEMENT.

  A stockholder who has given a proxy may revoke such proxy at any time prior to its exercise at the Meeting by (i) giving written notice of revocation to the Secretary of the Company, (ii) properly submitting to the Company a duly executed proxy bearing a later date, or (iii) attending the Meeting and voting in person. Attendance at the Meeting will not in and of itself revoke a proxy. All written notices of revocation and other communications with respect to revocation of proxies should be addressed as follows: Axsys Technologies, Inc., 645 Madison Avenue, New York, New York 10022, Attention: Corporate Secretary.

  The Board intends to present for a vote at the Meeting only those proposals described in this Proxy Statement. If a quorum is not obtained, or if fewer shares are voted in favor of a proposal than the number required for approval, the Meeting may be adjourned for the purpose of obtaining additional proxies or votes or for any other purpose, and, at any subsequent reconvening of the Meeting, all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the meeting (except for any proxies which have therefore effectively been revoked or withdrawn), notwithstanding that they may have been effectively voted on the same or any other matter at a previous meeting.

  The expense of preparing, printing and mailing this Proxy Statement and the related proxy solicitation material will be paid by the Company. Proxies are being solicited principally by mail; but proxies may also be solicited personally, by telephone and similar means by directors, officers and regular employees of the Company without additional compensation. The Company will reimburse brokerage firms and others for their expenses in forwarding proxy solicitation materials to the beneficial owners of Common Stock.

 PROPOSAL ONE--AMENDMENT TO CERTIFICATE OF INCORPORATION TO INCREASE NUMBER OF
                       AUTHORIZED SHARES OF COMMON STOCK

  The Board has approved and declared it advisable to amend the Certificate of Incorporation of the Company (the "Certificate of Incorporation") increasing the number of shares of Common Stock authorized for issuance by 16,000,000 to a total of 20,000,000. The additional shares of Common Stock would be part of the existing class of Common Stock and, if and when issued, would have the same rights and privileges as shares of Common Stock presently outstanding. The Certificate of Incorporation, as currently in effect, provides that the authorized capital stock shall consist of 8,000,000 shares in aggregate, of which 4,000,000 shares of par value $.01 per share are designated Preferred Stock and 4,000,000 shares of par value $.01 per share are designated Common Stock.

  At August 15, 1997,      shares of the Common Stock out of the 4,000,000
shares available for issuance were issued and outstanding. In addition, 48,600 shares were reserved for issuance pursuant to the exercise of options granted under the Company's Long-Term Stock Incentive Plan and [288,540 shares were reserved for the exercise of warrants]. Accordingly, the Company had only shares of Common Stock available for issuance as of August 15, 1997.

  Like most companies, the Company has historically maintained a substantial reserve of authorized but unissued shares in order to avoid the time and expense of seeking shareholder approval each time it needs to make a new issuance of Common Stock in light of possible future activities which the Board deems to be in the best interests of the stockholders. At this time, in the Company's view, the above reserve is inadequate for its possible requirements. The Company is proposing in this Proxy Statement to increase the number of shares of Common Stock available for grants or awards under its Long-Term Stock Incentive Plan. The Company also has utilized common stock as consideration in its acquisitions. It may continue to do so in the future. The Company, moreover, may have other future requirements, including, without limitation, an equity or equity-based offering, a stock split or dividend, strategic relationships with corporate partners and other equity incentives for employees, officers or directors.

  If Proposal One is adopted by the stockholders, the additional shares of Common Stock would be issuable at any time from time to time, by action of the Board without further authorization from the stockholders, except as provided under applicable law. Current holders of Common Stock do not have preemptive rights or rights to subscribe to additional shares of Common Stock. To the extent that additional shares of Common Stock are issued in the future, they will decrease the existing stockholders' percentage equity ownership and, depending on the price at which such shares are issued, could be dilutive to the existing stockholders.

  The full text of Proposal One is set forth in Exhibit A attached to this Proxy Statement.

  THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR PROPOSAL ONE.

          PROPOSAL TWO--AMENDMENT TO CERTIFICATE OF INCORPORATION TO
                               DELETE SECTION 8

  The Board has approved and declared it advisable to amend the Certificate of Incorporation to delete Section 8.

  Section 8 of the Certificate of Incorporation was intended to protect the Company's ability to utilize its net operating loss carryovers, capital loss carryovers and business credit carryovers (the "Tax Benefits") under the Internal Revenue Code of 1986, as amended, from certain changes in ownership that would jeopardize the Tax Benefits. Because the Company has fully utilized its Tax Benefits, the Board believes that the ownership restrictions of
Section 8 are no longer necessary and proposes to delete Section 8.

  The full text of current Section 8 is set forth in Exhibit B attached to this Proxy Statement.

  THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR PROPOSAL TWO.

               PROPOSAL THREE--AMENDMENTS TO VERNITRON LONG-TERM
                             STOCK INCENTIVE PLAN

  The Company's stockholders are being asked to approve the Amended and Restated Vernitron Corporation Long-Term Stock Incentive Plan (the "Amended Plan"), which was originally adopted by Vernitron Corporation, a predecessor to the Company. The Board has adopted the Amended Plan, subject to stockholder approval, and recommends that stockholders vote to approve the Amended Plan.

  The Vernitron Corporation Long-Term Stock Incentive Plan (the "Current Plan") was originally adopted in August 1991. It provides for granting Stock Options, Restricted Stock, Performance Units, Stock Appreciation Rights ("SARs") or a combination of any of the foregoing to directors, officers and other key employees of the Company or its subsidiaries.

  The proposed amendments contained in the Amended Plan will (i) increase the number of shares of Common Stock authorized for grant or award under the Current Plan from 79,400 to 400,000; (ii) make certain modifications to the Current Plan to qualify grants and awards for favorable treatment under
Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"); and (iii) change the Current Plan's name to reflect the Company's name change. These amendments will ensure that the Company may continue to grant awards, at levels determined by the Board, to attract, retain and motivate qualified employees, directors and consultants.

  Following are summaries of the principal provisions and the principal federal income tax consequences of the Amended Plan. Capitalized terms used in this summary that are not defined herein have the meanings ascribed to them in the Amended Plan.

OPERATION OF THE AMENDED PLAN

  Duration of the Amended Plan. The Amended Plan will retain the original term of the Current Plan, which term expires in August 2001.

  Amended Plan Administration. The Amended Plan will continue to be administered by the Stock Incentive Plan Committee (the "Committee"), a committee of the Board consisting of two or more directors. However, unlike the

Current Plan, the Amended Plan will clarify that (i) the Committee must consist of non-employee directors to remain exempt from certain reporting requirements under the Exchange Act of 1934 (the "Exchange Act") and (ii) to the extent necessary for grants and awards to qualify for favorable treatment under Section 162(m) of the Code, the Committee must be composed solely of two or more "outside directors" as that term is used in Section 162(m) of the Code. Consistent with the Current Plan, the Amended Plan provides that the Committee will select those officers and other key employees of the Company and its subsidiaries who are to receive Awards or Options, establish rules and guidelines relating to the Amended Plan, establish modify and terminate terms and conditions of Awards and Options, and take such other actions as may be necessary for proper administration of the Amended Plan.

  Shares Available for Issuance. The Current Plan authorizes the issuance of 79,400 shares of Common Stock and, of such authorized amount, grants representing 48,600 shares have been made as of June 30, 1997. The maximum number of shares of Common Stock that may be issued, delivered or made subject to Awards or Options under the Amended Plan will be increased to 400,000 inclusive of such outstanding grants. As the Current Plan provides, whenever any Option terminates or is canceled for any reason without having been exercised, shares of Common Stock subject to an Award or Option are resold to the Company or forfeited, or any shares of Common Stock are delivered to pay the exercise price of an Option, such shares will then become available for grants of Options or Awards under the Amended Plan.

  In order to comply with Section 162(m) of the Code, the Amended Plan will impose limits on the number of Shares with respect to which Options or Awards may be granted to any Eligible Participant in any calendar year. These limits do not exist in the Current Plan. The Amended Plan provides that (i) any executive officer may not be granted Awards or Options in the aggregate in
respect of more than       Shares per calendar year and (ii) any other
Eligible Participant may not be granted Awards or Options in the aggregate in
respect of more than      Shares per calendar year.

  Amended Plan Participants. Under both the Current Plan and the Amended Plan, the Committee may select any officer or employee who contributes materially to the success of the Company to receive Awards or Options under the Amended Plan. Approximately 10 officers and other employees are eligible to participate in the Current Plan. Subject to the restrictions on the number of Options or Awards discussed above, the same individuals are eligible to participate under the Amended Plan.

  Awards Available under the Amended Plan. As the Current Plan provides, grants under the Amended Plan may take the form of Options to purchase shares of Common Stock, SARs, Restricted Stock and Performance Units (collectively, "Stock Incentives"). Under the Amended Plan, the Committee will continue to determine the provisions of Stock Incentive awards, including whether the awards may be exercised all at once or in installments and at what prices they may be exercised.

  Terms of Exercise. The Amended Plan will not alter the general terms governing the exercise of Stock Incentives. Consistent with the Plan, each Stock Incentive will be exercisable, in whole or in part, prior to its cancellation or termination, by written notice to the Company. With respect to the exercise of any Option, the Amended Plan will continue to require that such notice be accompanied by payment in full of the purchase price in cash, or if acceptable to the Committee, in shares of Common Stock or a combination of the two. As with the Current Plan, the Company will be able make loans to such participants as the Committee, in its discretion, may determine in connection with the exercise of Options in an amount up to the exercise price of the option plus any applicable withholding taxes. Such loans still may not exceed the Fair Market Value, at the date of exercise, of the shares covered by the Option exercised.

  Transferability and Termination. Consistent with the Current Plan, Stock Incentives will not be transferable except by devise or by the laws of descent and distribution under the Amended Plan. In general, Option and Award Agreements under the Current Plan provide for termination upon the earlier of
(i) the date fixed by the Committee when the Stock Incentive is granted or
(ii) in the event of termination of employment other than for cause, up to 90 days after the holder's termination of employment to the extent the Stock Incentive was then exercisable unless determined otherwise by the Committee.

  Stock Options. As with the Current Plan, stock options meeting the requirements of Section 422 of the Code ("Incentive Stock Options") and those that do not so qualify ("Non-Qualified Options") are both available for grant under the Amended Plan. Consistent with the Current Plan, the term of each Option will be determined by the Committee at the time of grant. In the event of death or termination due to disability, the Amended Plan will continue to permit the exercise of Options, to the extent then exercisable, for up to one year thereafter. As with the Current Plan, in the event of termination for cause, any and all Options of the terminated participant will be immediately canceled under the Amended Plan.

  In general, Options granted under the Current Plan have been Incentive Stock Options. As of June 30, 1997, there were Options to acquire 48,600 shares of Common Stock outstanding under the Current Plan. Of the 21,000 Options granted in 1997 (the "1997 Options"), 15,000 have an exercise price of $15 per share, 4,000 have an exercise price of $17.75 per share and 2,000 have an exercise prices of $16.50 per share. In general, the 1997 Options have a term of ten years, unless extended. For the most part, the Options granted prior to 1997 have an exercise price of $3.75 per share and a term of seven years, unless extended. In general, within one year from the date of grant, 40% of such Options are exercisable, and an additional 30% becomes exercisable each year thereafter.

  Stock Appreciation Rights. Consistent with the Current Plan, SARs may be granted by themselves or in conjunction with all or a portion of the shares covered by an Option under the Amended Plan. As provided by the Current Plan, a SAR granted in conjunction with an Option will entitle the holder to receive the excess of the Fair Market Value of a share of Common Stock at the date of exercise over the exercise price for each surrendered Option. Such a SAR is exercisable only at such times and to the extent that the related Options are exercisable. Upon exercise of a SAR, the related Options will be canceled as to the number of shares of Common Stock on which the SAR was exercised. The Amended Plan, as does the Current Plan, permits the Committee to grant SARs unrelated to Options. As with the Current Plan, in such cases, the Committee will determine the terms and conditions of SARs, including vesting and duration, at the time of grant.

  Performance Units. Consistent with the Current Plan, the Committee may grant Performance Units under the Amended Plan, payable in shares of Common Stock, the Fair Market Value of such shares in cash, or a combination of the two upon the attainment of certain performance objectives under the Amended Plan. As with the Current Plan, the Committee will determine the performance objectives as well as other terms at the time of grant. In contrast to the Current Plan, under which the Committee may utilize any standard that it deems appropriate, the Amended Plan provides an exclusive list of permissible performance standards: net earnings or net worth, return on equity or assets, earnings per share of Common Stock, share price of Common Stock, gross revenues, EBITDA, dividends, market share or market penetration, or any combination of the foregoing. In addition, the Amended Plan will clarify that these standards may be determined before or after accounting changes, special changes, foreign currency effects, acquisitions, divestitures or other extraordinary events.

  With respect to any Performance Unit intended to qualify under Section 162(m) of the Code, the Amended Plan revises the Current Plan to require the Committee to certify that the appropriate performance objectives were satisfied prior to the vesting, payment, settlement or lapsing of restrictions. As with the Current Plan, in the event of termination of the employment, any nonvested Performance Units will be forfeited unless determined otherwise by the Committee.

  Restricted Stock. Consistent with the Current Plan, the Committee may grant Restricted Stock, which entitles the holder to receive shares of Common Stock subject to risk of forfeiture based upon certain conditions determined by the Committee. The Amended Plan provides, as does the Current Plan, that, subject to the restrictions of the Award Agreement, the holder of Restricted Stock is entitled to all rights of a stockholder with respect to the Restricted Stock, including the rights to vote and receive dividends. However, as with the Current Plan, dividends and distributions will be held in escrow where they will accumulate interest until all restrictions are satisfied, lapsed or waived.

  Change of Control. The Amended Plan will curtail the current discretion of the Committee to determine that all Stock Incentives which have not terminated and which are then held by any participant will become immediately exercisable upon change of control. Under the Current Plan, the Committee determines what constitutes a change of control with respect to all awards. By contrast, the Amended Plan provides that, with respect to awards intended to qualify as performance-based compensation under Section 162(m), the Committee must set forth and define in each applicable Option or Award Agreement the terms or events upon which the vesting or exercisability of the Options or Awards will accelerate. With respect to awards not intended to so qualify, the Amended Plan will continue to permit the Committee to exercise sole discretion to accelerate the vesting or exercisability upon the occurrence of a change of control as defined by the Committee.

  Interpretation. The Amended Plan, in contrast to the Current Plan, will include certain rules of interpretation and administration. Under these rules, the Board will be authorized to amend the Amended Plan and modify Option or Award Agreements to ensure compliance with the reporting requirements of the Exchange Act. In addition, the Amended Plan will provide that (except in certain instances regarding payments made upon a change of control), unless otherwise stated in the applicable Option or Award Agreement, each Option, SAR and Performance Unit granted to an executive officer of the Company is intended to qualify as "performance-based compensation" within the meaning of
Section 162(m)(4)(C) of the Code, and that the Committee is prohibited from exercising any discretion which would jeopardize such treatment. Finally, these rules will permit the Board or the Committee to selectively apply provisions designed to satisfy the requirements of Section 162(m) of the Code only to those individuals whose compensation is subject to such section.

CERTAIN PLAN BENEFITS

  As described above, the selection of Eligible Participants who will receive awards under the Amended Plan and the size and type of the awards, is to be determined by the Committee in its sole discretion. No awards have been made or granted under the Amended Plan, nor are any such future awards now determinable. Thus, it is not possible to predict the benefits and amounts that will be received by or allocated to particular individuals or groups of employees in 1997.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

  The following is a brief summary of the principal federal income tax consequences of Awards under the Amended Plan based upon current federal income tax laws. The Amended Plan is not qualified under Section 401(a) of the Internal Revenue Code. The summary is not intended to be comprehensive and, among other things, does not describe state, local or foreign tax consequences.

  Stock Options. Generally, an Optionee will not recognize taxable income at the time of grant of Non-Qualified Option. Upon exercise of the Option, the difference between the Fair Market Value of the Shares on the date of exercise and the exercise price will be taxable as ordinary income to the Optionee. The Company will receive a commensurate tax deduction at the time of exercise, subject to the deduction limitation under Section 162(m) of the Code (which is discussed below).

  Subject to the discussion below, an Optionee will not recognize taxable income at the time of grant or exercise of an Incentive Stock Option, and the Company will not be entitled to a tax deduction with respect to such grant or exercise. However, upon exercise, the difference between the Fair Market Value of the Shares and the exercise price is an item of tax preference subject to the possible application of the alternative minimum tax.

  Generally, if an Optionee holds Shares acquired upon the exercise of an Incentive Stock Option for at least one year after the date of exercise and for at least two years after the date of grant of the Incentive Stock Option, upon disposition of such Shares by the Optionee, the difference, if any, between the sales price of the Shares and the exercise price will be treated as long-term capital gain or loss to the Optionee. If an Optionee sells or disposes of Shares acquired upon the exercise of an Incentive Stock Option within one year after the date of exercise or within two years after date of grant of the Incentive Stock Option (a "disqualifying disposition"), then (i) any excess of the Fair Market Value of such Shares at the time of exercise of the Option over the exercise price of such Option will constitute ordinary income to the Optionee, (ii) any excess of the amount realized by the Optionee on the disqualifying disposition over the Fair Market Value of the Shares on the date of exercise will generally be capital gain, and (iii) the Company will be entitled to a deduction equal to the amount of such ordinary income recognized by the Optionee, subject to the deduction limitation under Section 162(m) of the Internal Revenue Code.

  If an Option is exercised through the use of Shares previously owned by the Optionee, such exercise generally will not be considered a taxable disposition of the previously-owned Shares and thus no gain or loss will be recognized with respect to such Shares upon such exercise. However, if an Incentive Stock Option is exercised through the use of previously-owned Shares that were acquired on the exercise of an Incentive Stock Option, and the holding period requirement for those Shares is not satisfied at the time they are used to exercise the Option, such use will constitute a disqualifying disposition of the previously-owned Shares resulting in the recognition of ordinary income in the amount described above with respect to disqualifying dispositions.

  Stock Appreciation Rights. No income will be realized by a Grantee in connection with the grant of a SAR. The Grantee must include in ordinary income the amount of cash received and the Fair Market Value on the exercise date of any Shares received upon the exercise of a SAR. The Company will be entitled to a deduction, subject to the deduction limitation under Section 162(m) of the Internal Revenue Code, equal to the amount included in such Grantee's income by reason of the exercise of a SAR.

  Restricted Stock. A grant of Restricted Stock generally does not constitute a taxable event for a Grantee or the Company. However, the Grantee will be subject to tax, at ordinary income rates, when any restrictions on ownership of the Restricted Stock lapse. The Company will be entitled to take a commensurate deduction at that time, subject to the deduction limitation under
Section 162(m) of the Code.

  A Grantee may elect to recognize taxable ordinary income at the time Restricted Shares are awarded in an amount equal to the Fair Market Value of the Stock at the time of grant, determined without regard to any forfeiture restrictions. If such an election is made, the Company will be entitled to a deduction at that time in the same amounts, subject to the deduction limitation under Section 162(m) of the Code. Future appreciation of the Shares will be taxed at the capital gains rate when the Shares are sold. However, if, after making such an election, the Shares are forfeited, the Grantee will be unable to claim a deduction.

  Performance Units. Generally, a Grantee will not recognize any taxable income and the Company will not be entitled to a deduction upon the award of Performance Units. At the time the Grantee receives a payment in respect of Performance Units, the Fair Market Value of any Shares or the amount of any cash received in payment for such Performance Units generally is taxable to the Grantee as ordinary income and the Company will be entitled to a tax deduction, subject to the deduction limitation under Section 162(m) of the Code.

  Non-Employee Director Awards. Non-Employee Director options will receive the same federal income tax treatment as other Non-Qualified Options. The Director will recognize ordinary income equal to the Fair Market Value of the shares received in lieu of Directors' fees and the Company will be entitled to a deduction in the same amount, subject to the deduction limitation under
Section 162(m) of the Internal Revenue Code.

  Deductibility of Executive Compensation. Section 162(m) of the Code generally disallows a federal income tax deduction to any publicly held company for compensation paid in excess of $1 million in any taxable year to the chief executive officer or any of the other four most highly compensated executive officers employed by the corporation on the last day of the taxable year. Exceptions are made for, among other things, qualified "performance-based compensation." Qualified performance-based compensation means compensation paid solely on account of the attainment of objective performance goals, provided that (i) performance goals are established by a compensation committee consisting solely of two or more outside directors, (ii) the material terms of the performance-based compensation are disclosed to and approved by shareholders in a separate shareholder vote prior to payment and
(iii) prior to payment, the compensation committee certifies that the performance goals were attained and other materials terms were satisfied. The Amended Plan is designed to conform with the performance-based compensation exception to Section 162 (m) of the Internal Revenue Code.

  Section 280G of the Code. Under certain circumstances, the accelerated vesting or exercise of Options or SARs or the accelerated lapse of restrictions with respect to other Awards in connection with a Change of Control of the Company might be deemed an "excess parachute payment" for purposes of the golden parachute tax provisions of Section 280G of the Internal Revenue Code. To the extent it is so considered, the Grantee may be subject to a 20% excise tax and the Company may be denied a tax deduction.

  The foregoing summary of Proposal Three is qualified in its entirety by reference to the full text of the Amended Plan as set forth in Exhibit C attached to this Proxy Statement.

  THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR PROPOSAL THREE.

                                  MANAGEMENT

  The following table sets forth the names, ages and positions of the Company's directors and executive officers. All directors hold office until the annual meeting of stockholders of the Company following their election or until their successors are duly elected and qualified. Officers are appointed by, and serve at the discretion of, the Board of Directors.

   NAME                               AGE POSITION
   ----                               --- --------
   Stephen W. Bershad...............  55  Chairman, Chief Executive Officer
   Anthony J. Fiorelli, Jr..........  67  Director
   Eliot M. Fried...................  64  Director
   Richard V. Howitt................  53  Director
   Raymond F. Kunzmann..............  40  Vice President--Chief Financial Officer
   Louis D. Mattielli...............  47  Vice President--General Counsel & Secretary
   Kenneth F. Stern.................  37  Vice President--Corporate Development

  The Compensation Committee oversees compensation policies of the Company. Its members are Messrs. Bershad and Fiorelli. The Stock Incentive Plan Committee administers the Axsys Technologies, Inc. Long-Term Stock Incentive Plan. Mr. Fiorelli is a member of the Stock Incentive Plan Committee.

  The compensation of directors is fixed by the Board of Directors. Directors who are not employees of the Company receive meeting fees of $2,500 for each Board meeting attended and $1,000 for each committee meeting attended other than in connection with a Board meeting. Directors are reimbursed for travel and other expenses incurred in the performance of their duties.

                            PRINCIPAL STOCKHOLDERS

  The following table sets forth, as of        , 1997, information with
respect to the beneficial ownership of the Common Stock of the Company by (i) each person known to the Company to own 5% or more of the outstanding shares of Common Stock, (ii) each of the Company's directors, (iii) each of the Named Executive Officers and (iv) all of the directors and executive officers as a group.

                                                     SHARES BENEFICIALLY OWNED
                                                    ---------------------------
                  NAME AND ADDRESS OF               NUMBER OF PERCENT OF SHARES
                    BENEFICIAL OWNER                SHARES(1)    OUTSTANDING
                  -------------------               --------- -----------------
     Stephen W. Bershad............................ 1,251,752       [41.8%]
     Anthony J. Fiorelli, Jr.......................    15,849           *
     Eliot M. Fried................................     2,000           *
     Richard V. Howitt.............................    22,260           *
     Raymond F. Kunzmann...........................     4,000           *
     Louis D. Mattielli............................       --          --
     Kenneth F. Stern..............................     6,400           *
     All Directors and officers as a group (7 per-
      sons)........................................ 1,302,261       [43.5]
     Lehman Electric Inc.(2).......................   463,741       [15.5]
     World Financial Center
     200 Vesey Street
     New York, NY 10285
     Paribas Principal, Inc.(3)....................   155,278        [4.9]
     787 Seventh Avenue
     New York, NY 10019
     Banque Paribas(3).............................   133,262        [4.3]
     787 Seventh Avenue
     New York, NY 10019
     John W. Gildea ...............................   154,500       [5.17]
     Gildea Management
     115 East Putnam Avenue
     Greenwich, CT 06830
     Axsys Technologies, Inc.......................   244,995        [8.2]
     401(k) Plan
     Axsys Technologies, Inc.
     645 Madison Avenue
     New York, NY 10022

-------
*  Less than 1%.
(1) Pursuant to the rules of the Securities and Exchange Commission, shares of the Company's Common Stock which a person has the right to acquire within 60 days of the date hereof pursuant to the exercise of stock options are deemed to be outstanding for the purpose of computing the percentage of ownership of such person but are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Accordingly, the totals for the following persons include the following shares represented by options exercisable within 60 days: Mr. Bershad, 2,940 shares; Mr. Fiorelli, 2,000 shares; Mr. Fried, 2,000 shares; Mr. Kunzmann, 4,000 shares; Mr. Stern, 1,400 shares; and all directors and officers as a group, 12,340 shares.

(2) Lehman Electric Inc., a Delaware corporation ("Lehman Electric"), is an investment vehicle. Lehman Brothers Inc., a Delaware corporation ("Lehman Brothers"), is a registered broker-dealer. Lehman Brothers Group Inc., a Delaware corporation ("Group"), is a holding company and parent of Lehman Electric. Lehman Brothers Holdings Inc., a Delaware corporation ("Holdings"), through its domestic and foreign subsidiaries, is a full line securities firm. It is the immediate parent of Lehman Brothers and Group. The foregoing entities (other than Lehman Brothers) may be deemed to beneficially own the 463,741 shares of Common Stock directly owned by Lehman Electric. In the ordinary course of its business on behalf of its customers, Lehman Brothers may purchase and sell shares of Common Stock.

(3) Paribas Principal, Inc. ("PPI") is a New York corporation and Banque Paribas ("Paribas") is a banking corporation organized under the laws of the Republic of France. Paribas maintains branches in a number of jurisdictions and is acting through its Grand Cayman Branch in connection with its investment in the Company. The principal business of PPI, a wholly-owned subsidiary of Paribas and a small business investment company under the Small Business Investment Act of 1958, as amended, is that of making debt and equity investments in "small concerns" (as defined under the regulations of the Small Business Administration). Paribas is a subsidiary of Compagnie Financiere de Paribas ("Compagnie Financiere"), a diversified holding company organized under the laws of the Republic of France. The operating subsidiaries of Compagnie Financiere de Paribas engage in a wide variety of banking, financial services, manufacturing, trading, development and related activities. Through its Grand Cayman Branch, which is licensed under the laws of the jurisdiction to engage in banking activities, Paribas engages in lending activities, acceptance of deposits, international trade financing trading activities.

    Paribas' beneficial ownership of 133,262 shares of Common Stock (all of which Paribas has the option to purchase pursuant to a warrant issued to it) constitutes beneficial ownership of 4.3% of the total number of shares of outstanding Common Stock, and PPI's beneficial ownership of 155,278 shares of Common Stock (all of which PPI has the option to purchase pursuant to a warrant issued to it) constitutes beneficial ownership of 4.9% of the total number of shares of outstanding Common Stock, determined after giving effect to the issuance of the shares of Common Stock issuable upon the exercise of such warrants. Paribas may be deemed to be the beneficial owner of the shares of Common Stock of the Company owned by PPI and PPI may be deemed to be the beneficial owner of the shares of Common Stock of the Company owned by Paribas.

    Paribas has the sole power to vote or to direct the vote of, and sole power to dispose or direct the disposition of, no shares of Common Stock of the Company. Pursuant to its warrant, Paribas has the right to acquire 133,262 shares of Common Stock, as to which it neither has nor shares voting or dispositive power as of the date hereof. PPI has sole power to vote or to direct the vote of, and sole power to dispose or direct the disposition of, no shares of Common Stock of the Company. Pursuant to its warrant, PPI has the right to acquire 155,278 shares of Common Stock, as to which it neither has nor shares voting or dispositive power as of the date hereof.

                            EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

  The following table shows the compensation paid to the Company's executive officers for services in all capacities for the three years ended December 31, 1996:

                                                                LONG TERM
                                   ANNUAL COMPENSATION         COMPENSATION
                              ------------------------------ ----------------  ALL OTHER
        NAME AND                         BONUS  OTHER ANNUAL     OPTIONS      COMPENSATION
   PRINCIPAL POSITION    YEAR SALARY($) ($)(1)  COMPENSATION (# OF SHARES)(2)    ($)(3)
   ------------------    ---- --------- ------- ------------ ---------------- ------------
Stephen W. Bershad       1996  262,500  157,500      --              --           7,576
 Chairman of the Board   1995  262,500  100,000      --              --           6,258
 and
 Chief Executive Officer 1994  262,500  150,000      --           4,200          10,810
Elliot N. Konopko(4)     1996  185,000   82,875      --              --          20,555
 Vice President, General 1995  175,000   40,000      --              --           6,521
 Counsel and Secretary   1994  175,000   55,000      --           3,000           6,318
Raymond F. Kunzmann(5)   1996  145,000   85,000      --              --          10,603
 Vice President-Finance  1995  135,000   45,000      --              --           7,197
 and Controller          1994  120,000   28,000      --           4,000           2,721
Kenneth F. Stern         1996  135,000   52,250      --              --             [ ]
 Vice President-         1995  120,000   25,000      --              --             [ ]
 Corporate Development   1994  120,000    5,000      --           2,000             [ ]

-------
(1) Reflects payments under the Company's bonus plan, which is described in the "Compensation Committee Report on Executive Compensation" below.
(2) Reflects awards under the Company's Long-Term Stock Incentive Plan, which is described under "Stock Incentive Plan" below.
(3) Reflects matching contributions under the Company's 401(k) Plan, described under 401(k) Plan below, and payments under the Company's executive health insurance plan and other miscellaneous amounts. The Company's executive health insurance plan, which covers only executive officers, provides for the reimbursement of deductible and coinsurance amounts and certain medical expenses not covered under the Company's basic medical plans.
(4) Mr. Konopko was Vice President, General Counsel and Secretary of the Company from March 1990 until his resignation on June 18, 1997.
(5) Raymond F. Kunzmann was elected Vice President, Chief Financial Officer and Controller on June 2, 1994.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES

  The following table sets forth certain information regarding the unexercised stock options as of December 31, 1996 held by the Named Executive Officers, no options were exercised during fiscal 1996 by such executives.

                                                     NUMBER OF SECURITIES
                                                    UNDERLYING UNEXERCISED     VALUE OF UNEXERCISED IN THE
                         SHARES ACQUIRED  VALUE   OPTIONS AT FISCAL YEAR END MANY OPTIONS AT FISCAL YEAR END
          NAME             ON EXERCISE   REALIZED EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE(1)
          ----           --------------- -------- -------------------------- -------------------------------
Stephen W. Bershad......        --          --           11,340/1,260                $80,514/$8,946
Raymond F. Kunzmann.....        --          --            2,800/1,200                  21,000/9,000
Elliot N. Konopko (2)...        --          --              8,100/900
Kenneth F. Stern........        --          --              1,400/600                  10,500/4,500

-------
(1) Market value of underlying securities at December 31, 1996 based on a per share value of $11.25 less the aggregate exercise price.
(2) Mr. Konopko was Vice President, General Counsel and Secretary of the Company from March 1990 until his resignation on June 18, 1997.

401(K) PLAN

  Axsys currently maintains a 401(K) Salary Reduction Plan (the "401(K) Plan") which is intended to qualify under Sections 401(a) and 401(K) of the Internal Revenue Code. All employees who are not members of collective bargaining groups and who are 21 years of age or older are eligible to participate in the 401(K) Plan on the first calendar day of the month immediately following the month in which they complete 1,000 hours of service. All eligible executive officers have elected to participate in the 401(K) Plan.

  Eligible employees electing to participate in the 401(K) Plan may defer a portion of their compensation on a pre-tax basis, by contributing a percentage thereof to the 401(K) Plan. The minimum contribution is not less than 3% of annual gross pay. The maximum is prescribed by the Tax Reform Act of 1986. The limit for 1996 was $9,500 and will be $9,500 in 1997. The Company made a matching contribution in Common Stock of the Company in respect of each employee's 3% contribution made in 1996. Eligible employees who elect to participate in the 401(K) Plan are vested in the Company's matching contribution according to the following schedule: less than 1 year of service--0%; 1 year of service--20%; 2 years of service--40%; 3 years of service--60%; 4 years of service--80%; and 5 years of service--100%.

STOCK INCENTIVE PLAN

  For a description of the Vernitron Corporation Long-Term Stock Incentive Plan, see Proposal Three of this Proxy Statement.

  As of June 30, 1997, options to acquire 48,600 shares of Common Stock were outstanding under the Incentive Plan, including options to acquire 14,600 shares held by Stephen W. Bershad. Of the outstanding Options, options to acquire 21,000 shares of Common Stock were granted in 1997 (the "1997 Options"), including options to acquire 2,000 shares granted to each of Messrs. Bershad, Kunzmann, Fiorelli, Fried and Stern and options to acquire 4,000 shares of granted to Mr. Mattielli. As of June 30, 1997, options to acquire 28,540 shares of Common Stock were exercisable. In general, Options are exercisable to the extent of 40% thereof within one year from the date of grant and an additional 30% each year thereafter. The Options granted to Messrs. Fiorelli and Fried to acquire 2,000 shares of Common Stock each are fully vested. In general, Options granted under the Incentive Plan are incentive stock options. The Options granted prior to 1997, unless extended, in general terminate seven years after the date of grant and are exercisable at $3.75 per share. The 1997 Options generally have a term of ten years, unless extended, and have exercise prices of $15.00, $16.50 and $17.75.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  Mr. Bershad, a member of the Compensation Committee, is Chairman of the Board and Chief Executive Officer of the Company.

AGREEMENTS WITH DIRECTORS AND OFFICERS

  The Company has entered into indemnification agreements with its directors and certain officers in order to induce them to continue to serve as directors and officers of the Company, indemnifying them for any and all liabilities incurred by them arising out of their service as directors or officers, other than liabilities arising out of conduct which has been determined in a final adjudication to constitute bad faith or a knowing violation of law or receipt by such person of an improper personal benefit. The rights to indemnification under such agreements are in addition to any rights to indemnification contained in the Company's Certificate of Incorporation, or By-Laws, which provide for indemnification under certain circumstances. The Company has agreed to pay Mr. Kunzmann and Mr. Stern up to one year's base compensation and certain other benefits in the event of termination by the Company other than for cause.

                            INDEPENDENT ACCOUNTANTS

  The Board has selected Arthur Andersen LLP as independent accountants to audit the consolidated books and accounts of the Company for the period beginning January 1, 1997 and ending December 31, 1997. A representative of Arthur Andersen LLP will [NOT] be present at the Meeting [and will have an opportunity to make a statement and to respond to comments].

                             STOCKHOLDER PROPOSALS

  Any holder of Common Stock who wishes to present a proposal for inclusion in the Company's proxy statement for the next annual meeting of stockholders must comply with the rules and regulations of the Securities and Exchange Commission (the "Commission") then in effect. Such proposal must be received by the Secretary of the Company's principal executive office, 645 Madison Avenue, New York, New York, 10022, no later than January 28, 1998, in order to be considered for inclusion in the Company's proxy statement for the next annual meeting.

  In addition, the By-laws of the Company require advance notice for any stockholder proposal to be considered at the annual meeting. In general, written notice must be received by the Secretary of the Company at its principal executive office, not less than 60 days nor more than 90 days prior to the date of the scheduled annual meeting and must contain information specified in the By-laws concerning the matter to be brought before such meeting. Any stockholder who wishes to obtain a copy of the By-laws will be furnished one without charge upon written request to the Secretary of the Company at its principal executive office.

  The preceding two paragraphs are intended to summarize the applicable By-laws of the Company and are qualified in their entirety by reference to those By-laws.

                     INFORMATION INCORPORATED BY REFERENCE

  The Company's annual report on Form 10-K for the year ended 1996 and its quarterly report on Form 10-Q for the three months ended March 31, 1997, as filed with the Commission and copies of which are enclosed with this Proxy Statement, are hereby incorporated by reference.

                                       By Order of the Board of Directors,

                                       Louis D. Mattielli
                                       Secretary

August 15, 1997

                                                                      EXHIBIT A

                                 PROPOSAL ONE

  The Company proposes to amend its Certificate of Incorporation to increase the number of authorized shares of Common Stock by deleting Section 4. (a) and inserting the following:

    "4. (a) The aggregate number of shares which the Corporation shall have authority to issue is 24,000,000, of which 4,000,000 shares of the par value of $.01 per share shall be designated "Preferred Stock', and 20,000,000 shares of the par value of $.01 per share shall be designated "Common Stock."'

                                                                      EXHIBIT B

                                 PROPOSAL TWO

  The Company proposes to delete Section 8 from its Certificate of Incorporation. Such Section currently provides as follows:

    "8. A. Certain Restrictions on the Transfer of Stock. In order to preserve the net operating loss carryovers, capital loss carryovers, and business credit carryovers (the "Tax Benefits") to which the Corporation is entitled pursuant to the Internal Revenue Code of 1986, as amended, or any successor statute (collectively the "Code") and the regulations thereunder, the following restrictions shall apply until December 31, 1994 unless the Board of Directors shall fix an earlier or later date in accordance with Paragraph G of this Section 8 (such date is sometimes referred to herein as the "Expiration Date"):

      (1) From and after the effectiveness of the amendment to the Certificate of Incorporation of the Corporation adding this Section 8, no person other than the Corporation shall transfer any shares of stock of the Corporation (other than stock described in Section 1504(a)(4) of the Code or any successor statute, or stock that is not so described solely because it is entitled to vote as a result of divided arrearages) to any person to the extent that such transfer, if effective, would cause the Ownership Interest Percentage of the transferee or any other person to increase about four and one-half (4.5) percent, whether or not said transferee or other person held stock of the Corporation in excess of such percentage before such transfer. For purposes of this Section:
    (i) "person" refers to any individual, corporation, estate, trust, association, company, partnership, joint venture, or similar organization; (ii) a person's Ownership Interest Percentage shall be the sum of such person's direct ownership interest in the Corporation as determined under Treasury Regulation Section 1.382-2T(f)(8) or any successor regulation and such person's indirect ownership interest in the Corporation as determined under Treasury Regulation Section 1.382-2T(f)(15) or any successor regulation, except that, for purposes of determining a person's director ownership interest in the Corporation, any ownership interest held by such person in the Corporation described in Treasury Regulation Section 1.382-2T(f)(18)(iii)(A) or any successor regulation shall be treated as stock of the Corporation and for purposes of determining a persons indirect ownership interest in the Corporation, Treasury Regulations Sections 1.382-2T(g)(2), 1.382-2T(h)(2)(iv) and 1.382-2T(h)(6)(iii) or any successor regulations shall not apply and any stock that would be attributed to such person pursuant to the option attribution rule of Treasury Regulation Section 1.382-2T(h)(4) or any successor regulation, if to do so would result in an ownership change, shall be attributed to such person without regard to whether such attribution results in an ownership change; (c) "transfer" refers to any means of conveying legal or beneficial ownership of shares of stock of the Corporation, whether such means is direct or indirect, voluntary or involuntary, including, without limitation, the transfer of ownership of any entity that owns shares of stock of the Corporation, and "transferee" means any person to whom stock of the Corporation is transferred.

      (2) Nothing in this Section 8 shall be construed to limit or restrict the Board of Directors, subject to the exercise of its fiduciary duties under applicable law, from approving any amendment to or waiving any provision of or taking any other action relating to this Section. Without limiting the generality of the foregoing, any transfer of shares of stock of the Corporation that would otherwise be prohibited pursuant to the preceding subparagraph shall nonetheless be permitted if information relating to a specific proposed transaction is presented to the Board of directors and the Board determines that such transaction will not jeopardize the Tax Benefits, based upon an option of legal counsel selected by the Board to that effect. In addition, this Section 8 shall not apply to transfer of shares of Preferred stock of the Corporation outstanding on the effective date of this Section 8.

    B. Attempted Transfer in Violation of Transfer Restrictions. Unless approval of the Board of Directors is obtained as provided in subparagraph
  (a)(2) of this Section 8, any attempted transfer of shares of stock of the Corporation in excess of the shares that could be transferred to the transferee without restriction under subparagraph (a)(1) of this Section 8 is not effective to transfer ownership of such excess shares (the "Prohibited Shares") to the purported acquirer thereof (the "Purported Acquirer"). Who shall not be entitled to any rights as a shareholder of the Corporation with respect to the Prohibited Shares (including, without limitation, the right to vote or to received dividends with respect thereto. All rights with respect to the Prohibited Shares shall remain the property of the person who initially purported to transfer the Prohibited Shares to the Purported Acquirer (the "Initial Transferor") until such time as the Prohibited Shares are resold as set forth in subparagraph 3(1) or subparagraph 3(2) of this Section 8. The Purported Acquirer, by acquiring ownership of shares of stock of the Corporation that are not prohibited shares shall be deemed to have consented to all the provisions of this
  Section 8 and to have agreed to act as prohibited in the following subparagraph (b)(1).

      (1) Upon demand by the Corporation, the Purported Acquirer shall transfer any certificate or other evidence of purported ownership of the Prohibited Shares within the Purported Acquirer's possession or control, along with any dividends or other distributions paid by the Corporation with respect to the Prohibited Shares that were received by the Purported Acquirer (the "Prohibited Distributions"), to an agent designated by the Corporation (the "Agent"). If the Purported Acquirer has sold the Prohibited Shares to an unrelated party in an arms-length transaction after purported acquiring them, the Purported Acquirer shall be deemed to have sold the Prohibited Shares as agent for the Initial Transferor, and in lieu of transferring the Prohibited Shares and Prohibited Distributions to the Agent shall transfer to the Agent the Prohibited Distributions and the proceeds of such sale (the "Resale Proceeds") except to the extent that the Agent grants written permission to the Purported Acquirer to retain a portion of the Resale Proceeds not exceeding the amount that would have been payable by the agent to the Purported Acquirer pursuant to the following subparagraph (b)(2) if the Prohibited Shares had been sold by the Agent rather than by the Purported Acquirer. Any purported transfer of the Prohibited Shares by the Purported Acquirer other than a transfer described in one of the two preceding sentences shall not be effective or transfer any ownership of the Prohibited Shares.

      (2) The Agent shall sell in an arms-length transaction (through the New York Stock Exchange if possible) any Prohibited Shares transferred to the Agent by the Purported Acquirer, and the proceeds of such sale (the "Sales Proceeds"), or the Resale Proceeds, if applicable, shall be allocated to the Purported Acquirer up to the following amount; (i) where applicable, the purported purchase price paid or value of consideration surrendered by the Purported Acquirer for the Prohibited Shares, and (ii) where the purported transfer of the Prohibited Shares to the Purported Acquirer was by gift, inheritance, or any similar purported transfer, the fair market value of the Prohibited Shares at the time of such purported transfer. Subject to the succeeding provisions of this subparagraph, any Resale Proceeds or Sales proceeds in excess of the amount allocable to the Purported Acquirer pursuant to the preceding sentence, together with any prohibited distributions, shall be the property of the Initial Transferor. If the identify of the Initial Transferor cannot be determined by the Agent through inquiry made to the Purported Acquirer, the Agent shall publish appropriate notice (in the Wall Street Journal, if possible) for seven consecutive business days in an attempt to identify the Initial Transferor in order to transmit any Resale Proceeds or Sales Proceeds or Prohibited Distributions or Sales proceeds or Prohibited Distributions due to the Initial Transferor pursuant to this subparagraph. The Agent may also take, but is not required to take, other reasonable actions to attempt to identify the Initial

    Transferor. If after 90 days following the final publication of such notice the Initial Transferor has not been identified, any amounts due to the Initial Transferor pursuant to this subparagraph may be paid over to a court or government agency, if applicable law permits, or otherwise shall be transferred to an entity designed by the Corporation that is described in Section 501(c)(3) of the Code. In no event shall any such amounts due to the Initial Transferor inure to the benefit of the Corporation or the Agent, but such amounts may be used to cover expected (including but limited to the expense of publication) incurred by the Agent in an attempt to identify the Initial Transferor.

    C. Prompt Enforcement Against Purported Acquirer. Within thirty (30) business days of learning of a purported transfer of Prohibited Shares to a Purported Acquirer, the Corporation throughout its Secretary shall demand that the Purported Acquirer surrender to the Agent the certificates representing the Prohibited Shares, or any Resale Proceeds, and any Prohibited Distributions, and if such surrender is not made by the Purported Acquirer within thirty (30) business days from the date of such demand, the Corporation shall institute legal proceedings to comply such transfer; provided, however, that nothing in this Paragraph C shall preclude the Corporation in its discretion from immediately bringing legal proceedings without a prior demand, and also provided that failure of the Cooperation to act within that time period set out in this Paragraph shall not constitute a waiver of any right of the Corporation to compel any whatever of any right of the Corporation, to compel any transfer required by subparagraph (b)(1) of this Section 8.

    D. Additional Actions to Prevent Violation or Attempted Violation. Upon a determination by the Board of Directors that there has bee or is threatened a purported transfer o Prohibited Shares to a Purported Acquirer, the Board of Directors may take such action in addition to any action required by the preceding Paragraph as it deems advisable to give effect to the provisions of this Section 8, including, without limitation, refusing to give effect on the books of this Corporation to such purported transfer or instituting proceedings to enjoin such purported transfer.

    E. Obligation to Provide Information. The Corporation may require as a condition to the registration of the transfer of any shares of its stock that the proposed transferee furnish to the Corporation all information reasonably requested by the Corporation with respect to all the proposed transferee's direct or indirect ownership interests in, or options to acquire, stock of the Corporation.

    F. Legends. All certificates evidencing ownership of shares of stock of this corporation that are subject to the restrictions on transfer contained in this Section 8 shall bear a conspicuous legend referencing the restrictions set forth in this Section 8.

    G. Further Actions. Nothing contained in this Section 8 shall limit the authority of the Board of Directors to take such other action to the extent permitted by law as it deems necessary or advisable to protect the Corporation and the interests of the holders of its securities in preserving the Tax Benefits. Without limited the generality of the foregoing or the first sentence of Section 8(a)(2), in the event of a change in law making one or more of the following actions necessary or desirable, the Board of Directors may (i) accelerate or extend the Expiration Date, (ii) modify the Ownership Interest Percentage in the Corporation specified in the first sentence of subparagraph (a)(i), or
  (iii) modify the definitions of any terms set forth in this Section 8; provided that the Board of directors shall determine in writing that such acceleration, extension, change or modification is reasonably necessary or desirable to preserve the Tax Benefits under the Code and the regulations thereunder or that the continuation of these restrictions is no longer reasonably necessary for the preservation of the Tax Benefits, which determination shall be based upon an opinion of legal counsel to the Corporation and which determination shall be filed with the Secretary of the Corporation and mailed by the Secretary to shareholders of this Corporation within ten days after the date of such determination."

                                                                      EXHIBIT C

                                PROPOSAL THREE

                             AMENDED AND RESTATED
                        LONG-TERM STOCK INCENTIVE PLAN

  1. Purpose. The Purpose of the Plan is to provide additional incentive to those officers and key employees of the Company and its Subsidiaries whose substantial contributions are essential to the continued growth and success of the company's business in order to strengthen their commitment to the Company and its Subsidiaries, to motivate such officers and employees to faithfully and diligently perform their assigned responsibilities and to attract and retain competent and dedicated individuals whose efforts will result in the long-term growth and profitability of the Company. The purpose of the Plan is also to secure for the Company and its stockholders the benefits of the incentive inherent in increased common stock ownership by the members of the Board who are not employees of the Company or any of its subsidiaries. To accomplish such purposes, the Plan provides that the Company may grant Incentive Stock Options, Nonqualified Stock Options, Restricted Stock Awards, Performance Units or Stock Appreciation Rights.

  2. Definitions. For purposes of this Plan:

    (a) "Award" means a grant of Restricted Stock, Performance Units or Stock Appreciation Rights, or any or all of them.

    (b) "Award Agreement" means the written agreement between the Company and a Grantee evidencing the grant of an Award and setting forth the terms and conditions thereof.

    (c) "Board" means the Board of Directors of the Company.

    (d) "Cause" means the willful failure by an Optionee or Grantee to perform his duties with the Company or with the Subsidiary or the willful engaging in conduct which is injurious to the Company or any Subsidiary, monetarily or otherwise.

    (e) "Change in Capitalization" means any increase, reduction, change or exchange of Shares for a different number or kind of shares or other securities of the Company by reason of a reclassification, recapitalization, merger, consolidation, reorganization, issuance of warrants or rights, stock dividend, stock split or reverse stock split, combination or exchange of shares, repurchase of shares, change in corporate structure or otherwise.

    (f) [omitted]

    (g) "Code" means the Internal Revenue Code of 1986, as amended.

    (h) "Committee" means a committee, consisting of at least two directors of the company, which is appointed by the Board to administer the Plan and to perform the functions set forth herein; provided, however, that the Committee consists of less than the entire Board, each member shall be a "Non-Employee Director" within the meaning of Exchange Act Rule 16b-3; provided, further, however, that to the extent necessary for any Option or Award intended to qualify as performance-based compensation under Section 162(m) of the Code to so qualify, each member of the Committee shall be an "outside director" within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder.

    (i) "Company" means Axsys Technologies, Inc., a Delaware corporation.

    (j) "Disability" means the condition which results when an individual has become permanently and totally disabled within the meaning of Section 22(e)(3) of the Code.

    (k) "Eligible Participant" means any director, officer or other key employee of the Company or a Subsidiary designated by the Committee as eligible to receive Options or Awards subject to the conditions set forth herein.

    (l) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

    (m) "Fair Market Value" means the fair market value of the Shares as determined by the Committee in its sole discretion; provided, however, that
  (A) if the Shares are admitted to trading on a national securities exchange, or if the Shares are admitted to quotation on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or other comparable quotation system and have been designated as a National Market System ("NMS") security, Fair Market Value on any data shall be the mean between the highest and lowest quoted selling prices reported for the Shares on such exchange system on such date, or, if there were no sales on such date but there were sales on dates within a reasonable period both before and after such data, the Fair Market Value shall be determined by taking a weighted average of the means between the highest and lowest sales on the nearest date before and the nearest date after such date (weighted inversely by the respective numbers of trading days between the selling dates and such date), or (B) if the Shares are admitted to quotation on NASDAQ and have not been designated a NMS security, Fair Market Value on any date shall be the average of the highest bid and lowest asked prices of the Shares on such system on such date.

    (n) "Grantee" means a person to whom an Award has been granted under the Plan.

    (o) "Incentive Stock Option" means an Option that is intended to satisfy the requirements of Section 422 of the Code and is designated an Incentive Stock Option at the time of grant.

    (p) "Nonqualified Stock Option" means an Option which is designated at the time of grant as not constituting an Incentive Stock Option.

    (q) "Option" means an Incentive Stock Option, a Nonqualified Stock Option, or either or both of them.

    (r) "Option Agreement" means the written agreement between the Company and an Optionee evidencing the grant of an Option and setting forth the terms and conditions thereof.

    (s) "Optionee" means a person to whom an Option has been granted under the Plan.

    (t) "Parent" means any corporation that, with respect to the Company, is described in section 424(e) of the Code.

    (u) "Performance Unit" means a performance unit granted under Section 9 of the Plan.

    (v) "Plan" means the Vernitron Corporation Long-Term Stock Incentive Plan as set forth in this instrument and as it may be amended from time to time.

    (w) "Restricted Stock" means Shares issued or transferred to an Eligible Participant which are subject to restrictions as provided in Section 8 hereof.

    (x) "Shares" means the common stock, par value $.01 per shares, of the Company (including any new, additional or different stock or securities resulting from a Change in Capitalization).

    (y) "Stock Appreciation Right" means a right to receive all or some portion of the increase in the value of shares of Common Stock as provided in Section 7 hereof.

    (z) "Subsidiary" means any corporation that, with respect to the Company, is described in Section 424(f) of the Code.

    (aa) "Successor Corporation" means a corporation, or a Parent or Subsidiary thereof, which issues or assumes a stock option in a transaction to which Section 424(a) of the Code applies.

  3. Administration.

  (a) The Plan shall be administered by the Committee which shall hold meetings at such times as may be necessary for the proper administration of the Plan. The Committee shall keep minutes of its meetings. A majority of the Committee shall constitute a quorum and a majority of a quorum may authorize any action. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, the Options or the Awards, and all members of the Committee shall be fully indemnified and held harmless by the Company with respect to any such action, determination or interpretation.

  (b) Subject to the express terms and conditions set forth herein, the Committee shall have the power from time to time:

    (1) to determine those Eligible Participants to whom Options shall be granted under the Plan and the number of Shares subject to Incentive Stock Options and/or Nonqualified Options to be granted to each Eligible Participant and to prescribe the terms and conditions (which need not be identical) of each Option, including the purchase price per share of each Option;

    (2) to select those Eligible Participants to whom Awards shall be granted under the Plan and to determine the number of Performance Units, shares of Restricted Sock and/or Stock Appreciation Rights to be granted pursuant to each Award, the terms and conditions of each Award, including the restrictions or performance criteria relating to such units, shares or rights, the purchase price per share, if any, of Restricted Stock, the maximum value, if any, of the amount payable pursuant to each Performance Unit and whether Stock Appreciation Rights will be granted alone or in conjunction with an Option;

    (3) to construe and interpret the Plan and the Options and Awards granted thereunder and to establish, amend and revoke rules and regulations for the administration of the Plan, including, but not limited to, correcting any defect or supplying any omission, or reconciling any inconsistency in the Plan or in any Agreement, in the manner and to the extent it shall deem necessary or advisable to make the Plan fully effective, and all decisions and determinations by the Committee in the exercise of this power shall be final and binding upon the Company or a Subsidiary, the Optionees and the Grantees, as the case may be;

    (4) to determine the duration and purposes for leaves of absence which may be granted to an Optionee or Grantee without constituting a termination of employment or service for purposes of the Plan; and

    (5) generally, to exercise such powers and to perform such acts as are deemed necessary or advisable to promote the best interest of the company with respect to the Plan.

  4. Stock Subject to Plan.

  (a) The maximum number of Shares that may be issued or transferred pursuant to Options and Awards under this Plan is 400,000 (or the number and kind of shares of stock or other securities which are substituted for those Shares or to which those Shares are adjusted upon a Change in Capitalization) and the Company shall reserve for the purposes of the Plan, out of its authorized but unissued Shares or out of Shares held in the Company's treasury, or partly out of each, such number of Shares as shall be determined by the Board.

  (b) Whenever any outstanding Option or portion thereof expires, is cancelled or is otherwise terminated (other than by exercise of the Option or any related Stock Appreciation Right), the shares of Common Stock allocable to the unexercised portion of such Option may again be the subject of Options and Awards hereunder.

  (c) Whenever any Shares subject to an Award or Option are resold to the Company, or are forfeited for any reason pursuant to the terms of the Plan, or any Shares are delivered to pay the exercise price of an Option, any such Shares may again be the subject of Options and Awards hereunder.

  (d) An executive officer may not be granted Options and Awards in the aggregate in respect of more than [ ] Shares per calendar year and no Eligible Participant (other than an executive officer) may be granted Options and Awards in the aggregate in respect of more than [ ] Shares per calendar year.

  5. Eligibility. Subject to the provisions of the Plan, the Committee shall have full and final authority to select those Eligible Participants who will receive Options and/or Awards; provided, however, that no Eligible Participant shall receive any Incentive Stock Option unless he is an employee of the Company or a Subsidiary at the time the Incentive Stock Option is granted.

  6. Stock Options. The Committee may grant Options in accordance with the Plan, the terms and conditions of which shall be set forth in an Option Agreement. Each Option and Option Agreement shall be subject to the following conditions:

    (a) Purchase Price. The purchase price or the manner in which the purchase price is to be determined for Shares under each Option shall be set forth in the Option Agreement.

    (b) Duration. Options granted hereunder shall be for such term as the Committee shall determine. The Committee may, subsequent to the granting of any Option, extend the term thereof.

    (c) Non-transferability. No Option granted hereunder shall be transferable by the Optionee to whom granted otherwise than by will or the laws of descent and distribution, and an Option may be exercised during the life time of such Optionee only by the Optionee or his guardian or legal representative. The terms of such Option shall be binding upon the beneficiaries, executors, administrators, heirs and successors of the Optionee.

    (d) Vesting. Subject to Section 12(c) hereof, each Option shall be exercisable in such installments (which need not be equal) and at such times as may be designated by the Committee and set forth in the Option Agreement. To the extent not exercised, installments shall accumulate and be exercisable, in whole or in part, at any time after becoming exercisable, but not later than the date the Option expires. The Committee may accelerate the exercisability of any Option or portion thereof at any time.

    (e) Method of Exercise. The exercise of an Option shall be made only by a written notice delivered in person or by mail to the Secretary of the Company at the Company's principal executive office, specifying the number of Shares to be purchased and accompanied by payment therefor and otherwise in accordance with the Option Agreement pursuant to which the Option was granted. The purchase price for any Shares purchased pursuant to the exercise of an Option shall be paid in full upon such exercise in cash, by check, or at the discretion of the Committee and upon such terms and conditions as the Committee shall approve, by transferring Shares to the Company. Any Shares transferred to the Company as payment of the purchase price under an Option shall be valued at their Fair Market Value on the day preceding the date of exercise of such Option. If requested by the Committee, the Optionee shall deliver the Option Agreement evidencing the Option and the Option Agreement evidencing any related Stock Appreciation Right to the Secretary of the Company who shall endorse thereon a notation of such exercise and return such agreement(s), to the Optionee. No less than 100 Shares may be purchased at any time upon the exercise of an Option unless the number of Shares so purchased constitutes the total number of Shares then purchasable under the Option.

    (f) Rights of Optionees. No Optionee shall be deemed for any purpose to be the owner of any Shares subject to any Option unless and until (i) the Option shall have been exercised pursuant to the terms thereof, (ii) the Company shall have issued and delivered the shares to the Optionee, and
  (iii) the Optionee's name shall have been entered as a stockholder of records on the books of the Company. Thereupon, the Optionee shall have full voting, dividend and other ownership rights with respect to such Shares.

    (g) Termination of Employment. In the event that an Optionee ceases to be employed by the Company or any Subsidiary, any outstanding Options held by such Optionee shall, unless the Option Agreement evidencing such Option provides otherwise, terminate as follows:

      (1) If the Optionee's termination of employment is due to his death or Disability, the Option (to the extent exercisable at the time of the Optionee's termination of employment) shall be exercisable for a period of one (1) year following such termination of employment, and shall thereafter terminate;

      (2) If the Optionee's termination of employment is by the Company or a Subsidiary for Cause, the Option shall terminate on the date of the Optionee's termination of employment;

      (3) (a) If the Optionee's termination of employment is by the Company or any Subsidiary for any other reason (including an Optionee's ceasing to be employed by a Subsidiary as a result of the sale of such Subsidiary or an interest in such Subsidiary), the Option (to the extent exercisable at the time of the Optionee's termination of employment) shall be exercisable for a period of ninety (90) days following such termination of employment, and shall thereafter terminate; and

      (b) If the Optionee's termination of employment is by the Optionee (other than as set forth in paragraph (1) above) the Option (to the extent exercisable at the time of the Optionee's termination of employment) shall be exercisable for a period of ten (10) days following such termination of employment and shall thereafter terminate; and

      (4) If the Optionee's employment terminates due to Disability (as described in paragraph (1) above) or under circumstances described in paragraph (3) above, and the Optionee dies prior to the permissible period of exercise for any outstanding Option then held by the Optionee, the Option (to the extent exercisable at the time of the Optionee's death) shall be exercisable for a period of one (1) year following the Optionee's termination of employment, and shall thereafter terminate.

      Notwithstanding the foregoing, the Committee may provide, either at the time an Option is granted or thereafter, that the Option may be exercised after the periods provided for in this Section 6(g), but in no event beyond the term of the Option.

    (h) Subject to the terms of the Plan, the Committee may modify outstanding Options or accept the surrender of outstanding Options (to the extent not exercised) and grant new Options in substitution therefor. Notwithstanding the forgoing, no modification of an Option shall alter or impair any rights or obligations under the Option without the Optionee's consent.

  7. Stock Appreciation Rights. The Committee may, in its discretion, either alone or in connection with the grant of an Option, grant Stock Appreciation Rights in accordance with the Plan, the terms and conditions of which shall be set forth in an Award Agreement. If granted in connection with an Option, a Stock Appreciation Right shall cover the same Shares covered by the Option (or such lesser number of Shares as the Committee may determine) and shall, except as provided in this Section 7, be subject to the same terms and conditions as the related Option.

    (a) Time of Grant. A Stock Appreciation Right may be granted:

      (1) at any time if unrelated to an Option; or

      (2) if related to an Option, either at the time of grant, or at any time thereafter during the term of the Option.

    (b) Stock Appreciation Rights Related to an Option.

      (i) Payment. A Stock Appreciation Right granted in connection with an Option shall entitle the holder thereof, upon exercise of the Stock Appreciation Right or any portion thereof, to receive payment of an amount computed pursuant to Section 7(b)(iii).

      (ii) Exercise. A Stock Appreciation Right granted in connection with an Option shall be exercisable at such time or times and only to the extent that the related Option is exercisable, and will not be transferable except to the extent the related Option may be transferable. A Stock Appreciation Right granted in connection with an Incentive Stock Option shall be exercisable only if the Fair Market Value of a Share on the date of exercise exceeds the purchase price specified in the related Incentive Stock Option.

      (iii) Amount Payable. Except as otherwise provided in an Award Agreement (as contemplated by Section 12(c)), upon the exercise of a Stock Appreciation Right related to an Option, the Grantee shall be entitled to receive an amount determined by multiplying (A) the excess of the Fair Market Value of a Share on the date of exercise of such Stock Appreciation Right over the per Share purchase price under the related Option, by (b) the number of Shares as to which such Stock Appreciation Right is being exercised. Notwithstanding the foregoing, the Committee may limit in any manner the amount payable with respect to any stock Appreciation Right by including such a limit in the Award Agreement evidencing the Stock Appreciation Right at the time it is granted.

      (iv) Treatment of Related Options and Stock Appreciation Rights Upon Exercise. Upon the exercise of a Stock Appreciation Right granted in connection with an Option, the Option shall be canceled to the extent of the number of Shares as to which the Stock Appreciation Right is exercised, and upon the exercise of an Option granted in connection with a Stock Appreciation Right or the surrender of such Option as may be provided for in any Option Agreement, the Stock Appreciation Right shall be cancelled to the extent of the number of Shares as to which the Option is exercised or surrendered.

      (v) Cumulative Exercise of Stock Appreciation Right and Option. The Committee may provide, either at the time a Stock Appreciation Right is granted in connection with a Nonqualified Stock Option or thereafter during the term of the Stock Appreciation Right, that, upon exercise of such Option or the surrender of the Option as may be provided for in any Option Agreement, the Stock Appreciation Right shall automatically be deemed to be exercised to the extent of the number of Shares as to which the Option is exercised or surrendered. In such event, the Grantee shall be entitled to receive the amount described in Section 7(b)(iii) or, if otherwise provided for in the Award Agreement, as set forth therein, in addition to the Shares acquired or cash received pursuant to the exercise or surrender of the Option. The inclusion in an Award Agreement evidencing a Stock Appreciation Right of a provision described in this
    Section 7(b)(v) may be in addition to and not in lieu of the right to exercise the Stock Appreciation Right as otherwise provided herein and in the Award Agreement.

    (c) Stock Appreciation rights Unrelated to an Option. The Committee may grant to Eligible Participants Stock Appreciation Rights unrelated to Options. Stock Appreciation Rights unrelated to Options shall contain such terms and conditions as to exercisability, vesting and duration as the Committee shall determine. Except as otherwise provided in an Award Agreement (as contemplated by Section 12(c)), the amount payable upon exercise of such Stock Appreciation Rights shall be determined in accordance with Section 7(b)(iii), except that "Fair Market Value of a Share on the date of the grant of the Stock Appreciation Right" shall be substituted for "purchase price under the related Option."

    (d) Method of Exercise. Stock Appreciation Rights shall be exercised by a Grantee only by a written notice delivered in person or by mail to the Secretary of the Company at the Company's principal executive office, specifying the number of Shares with respect to which the Stock Appreciation Right is being exercised. If requested by the Committee, the Grantee shall deliver the Award Agreement evidencing the Stock Appreciation Right being exercised and the Option Agreement evidencing any related Option to the Secretary of the Company who shall endorse thereon a notation of such exercise and return such agreement(s) to the Grantee.

    (e) Form of Payment. Payment of the amount determined under Sections 7(b)(iii) or 7(c), shall be made, at the sole discretion of the Committee, either (i) solely in whole shares of Common Stock in a number determined at their Fair Market Value on the date of exercise of the Stock Appreciation Right, (ii) solely in cash, (iii) by delivery of a Note or other security, or (iv) in a combination of any of the foregoing. If the Committee decides to make full payment in Shares, and the amount payable results in a fractional Share, payment for the fractional Share will be made in cash.

  8. Restricted Stock. The Committee may grant Awards of Restricted Stock which shall be evidenced by an Award Agreement between the Company and the Grantee. Each Award Agreement shall contain such restrictions, terms and conditions as the Committee may require and (without limiting the generality of the foregoing) such Award Agreements may require that an appropriate legend be placed on Share certificates. Awards of Restricted Stock shall be subject to the following terms and provisions:

    (a) Rights of Grantee.

      (i) Shares of Restricted Stock granted pursuant to an Award hereunder shall be issued in the name of the Grantee as soon as reasonably practicable after the Award is granted and the purchase price, if any, is paid by the Grantee, provided that the Grantee has executed an Award Agreement evidencing the Award, an escrow agreement, appropriate stock powers and any other documents which the Committee, in its absolute discretion, may require as a condition to the issuance of such Shares. If a Grantee shall fail to execute the Award Agreement evidencing a Restricted Stock Award, an escrow agreement or appropriate blank stock powers or shall fail to pay the purchase price, if any, for the Restricted Stock, the Award shall be null and void. Shares issued in connection with a Restricted Stock award shall be deposited together with the stock powers with an escrow agent designated by the Committee. Except as restricted by the terms of the Award Agreement, upon delivery of the Shares to the escrow agent, the Grantee shall have all of the rights of a stockholder with respect to such Shares, including the right to vote the Shares and to receive all dividends or other distributions paid or made with respect to the Shares.

      (ii) If a Grantee receives any dividends or other distributions with respect to any Shares which were awarded to him as Restricted Stock prior to the lapsing of restrictions imposed upon such Shares, such dividends and distributions shall be held by the escrow agent subject to the restrictions and obligations (including forfeiture provisions) provided by this Plan. Any such dividends and distributions shall be held by the escrow agent for the account of the Grantee prior to the earlier of (i) the lapsing of restrictions imposed upon such Shares and
    (ii) the forfeiture of such Shares; and, upon the lapsing of such restrictions, there shall be credited to the Grantee interest at a rate to be determined by the Committee on any cash dividend paid thereon for the period held by the escrow agent pursuant hereto.

    (b) Non-Transferability. Until any restrictions upon the Shares of Restricted Stock award to a Grantee shall have lapsed in the manner set forth in Section 8(c), such Shares hall not be sold, transferred or otherwise disposed of and shall not be pledged or otherwise hypothecated, nor shall they be delivered to the Grantee. Upon the termination of employment of the Grantee, all of such Shares with respect to which restrictions have not lapsed shall be resold by the Grantee to the Company at the same price, if any, paid by the Grantee for such Shares or shall be forfeited and automatically transferred to and reacquired by the Company at no cost to the Company if no purchase price had been paid for such Shares. The Committee may also impose such other restrictions and conditions on the Shares as it deems appropriate.

    (c) Lapse of Restrictions.

      (i) Restrictions upon Shares of Restricted Stock awarded hereunder shall lapse at such time or times and on such terms, conditions and satisfaction of performance criteria as the Committee may determine; provided, however, that the restrictions upon such Shares shall lapse only if the Grantee on the date of such lapse is then and has continuously been an employee of the Company or a Subsidiary from the date the Award was granted.

      (ii) In the event of termination of employment as a result of the death or Disability of a Grantee, the Committee, in its absolute discretion, may determine that the restrictions upon some or all Shares of Restricted Stock awarded to the Grantee shall thereupon immediately lapse. The Committee may also decide at any time, in its absolute discretion and on such terms and conditions as it deems appropriate, to remove or modify the restrictions upon Shares of Restricted Stock awarded hereunder.

    (d) Delivery of Shares. Upon the lapse of the restrictions on Shares of Restricted Stock awarded hereunder, the Committee shall cause a stock certificate to be delivered to the Grantee with respect to such Shares, free of all restrictions.

  9. Performance Units. The Committee may grant Performance Units, the terms and conditions of which shall be set forth in an Award Agreement between the Company and the Grantee. Each Performance Unit shall represent the right to receive a Share, or a cash payment equal to the Fair Market Value thereof, contingent upon the Company's attainment of specified performance objectives within a specified award period. Each Award Agreement shall specify the number of the Performance Units to which it relates, the performance objectives which must be satisfied in order for the Performance Units to vest, and the award period within which such objectives must be satisfied.

    (a) Performance Objectives. Performance objectives may be expressed in terms of (a) net earnings or net worth, (b) return on equity or assets, (c) earnings per Share, (d) Share price, (e) pre-tax profits, (f) gross revenues, (g) EBITDA, (h) dividends, (i) market share or market penetration or (j) any combination of the foregoing, and may be determined before or after accounting changes, special charges, foreign currency effects, acquisitions, divestitures or other extraordinary events. Performance objectives may be absolute or relative and may be expressed in terms of a progression within a specified range, with the Grantee being entitled to all Performance Units covered by an Award only in the event a specified maximum objective is met or surpassed but being entitled to a percentage of such Performance Units in the event a specified minimum objective is met or surpassed and to increasing percentages of such Performance Units in the event specified intermediate objectives are met or surpassed.

    (b) Vesting and Forfeiture. A Grantee shall become vested with respect to the Performance Units to the extent that the performance objectives set forth in the Award Agreement are satisfied within the award period. Subject to the terms of any Award Agreement (as contemplated by Section 12(c) hereof), if the specified performance objectives are not satisfied within the award period, the Grantee's rights with respect to the Performance Units shall be forfeited.

    (c) Payment of Awards. Subject to the terms of any Award Agreement (as contemplated by Section 12(c)), payments to Grantees in respect of vested Performance Units shall be made within the later of (x) 2 weeks after the availability of financial statements for the award period to which such Award relates; provided, however, that prior to the vesting, payment, settlement or lapsing of any restrictions with respect to any Performance Unit intended to qualify as performance-based compensation under Section 162(m) of the Code, the Committee shall certify in writing that the applicable performance objectives have been satisfied. Such payments may be made entirely in Shares, entirely in cash, or in a combination of Shares and cash, in each case as the Committee shall determine. Except as provided in the terms of any Award Agreement (as contemplated by Section 12(c)), if payment is made in the form of cash, the amount payable in respect of any Share shall be equal to the Fair Market Value of such Share on the last day of the award period.

    (d) Termination of Employment. In the event that a Grantee ceases to be employed by the Company or a Subsidiary prior to the expiration of an award period for any reason, any nonvested Performance Units previously awarded to said Eligible Participant shall be forfeited unless the Committee in its discretion determines that some part or all of said Performance Units shall continue in effect under the Plan to the extent the applicable performance objectives are satisfied within the award period.

    (e) Non-transferability. No amounts payable under this Plan in respect of Performance Units shall be transferable by the Grantee otherwise than by will or by the laws of descent and distribution provided that the Grantee may designate a beneficiary to receive such amounts in the event of the Grantee's death.

  10. Loans.

    (a) The Company or any Subsidiary may make loans to a Grantee or Optionee in connection with the purchase of Share pursuant to an Award or in connection with the exercise of an Option, subject to the following terms and conditions and such other terms and conditions not inconsistent with the Plan including the rate of interest, if any, as the Committee shall impose from time to time.

    (b) No loan made under the Plan shall exceed the sum of (i) the aggregate purchase price payable pursuant to the Option or Award with respect to which the loan is made plus (ii) the amount of the reasonably estimated income taxes payable by the Optionee or Grantee with respect to the Option or Award. In no event may any such loan exceed the Fair Market Value, at the date of exercise, of any such Shares.

    (c) No loan shall have an initial term exceeding ten (10) years; provided, that loans under the Plan shall be renewable at the discretion of the Committee; and provided, further, that the indebtedness under each loan shall become due and payable, as the case may be, on a date no later than
  (i) one (1) year after termination of the Optionee's or Grantee's employment due to death, retirement or Disability, or (ii) the date of termination of the Optionee's or Grantee's employment for any reason other than death, retirement or Disability.

    (d) Loans under the Plan may be satisfied by an Optionee or Grantee, as determined by the Committee, in cash or, with the consent of the Committee, in whole or in part by the transfer to the Company of Shares whose Fair Market Value on the date of such payment is equal to the cash amount due and payable under such loans.

    (e) A loan shall be secured by a pledge of Shares with a Fair Market Value of not less than the principal amount of the loan. After partial repayment of a loan, pledged Shares no longer required as security may, at the discretion of the Committee, be released to the Optionee or Grantee.

    (f) Every loan shall meet all applicable laws, regulations and rules of the Federal Reserve Board and any other governmental agency having jurisdiction.

  11. Adjustment Upon Changes in Capitalization.

    (a) In the event of a Change in Capitalization, the Committee shall conclusively determine the appropriate adjustments, if any, to the maximum number and class of shares of stock with respect to which Options or Awards may be granted under the Plan, the number and class of shares or units as to which Options or Awards may be granted under the Plan, the number and class of shares or units as to which Options or Awards have been granted under the Plan, and the purchase price therefor, if applicable.

    (b) Any such adjustment in the Shares or other securities subject to outstanding Incentive Stock Options (including any adjustments in the purchase price) shall be made in such manner as not to constitute a modification as defined by Section 424(h)(3) of the code and only to the extent otherwise permitted by Section 422 and 424 of the Code.

    (c) If, by reason of a Change in Capitalization, a Grantee of an Award shall be entitled to new, additional or different shares of stock, securities or Performance Units (other than rights or warrants to purchase securities), such new additional or different shares shall thereupon be subject to all of the conditions, restrictions and performance criteria which were applicable to the Shares or units pursuant to the Award prior to such Change in Capitalization.

  12. Effect of Certain Transactions. (a) In the event of (i) a merger or consolidation in which the Company is not the surviving corporation or (ii) the sale or disposition of all or substantially all of the Company's assets, the Company shall have the authority to make provision in connection with such transaction (x) for the assumption of Options or Awards theretofore granted under the Plan, or the substitution for such Options or Awards of new options or awards of the Successor Corporation, with appropriate adjustment as to the number and kind of shares and the purchase price for shares thereunder, or (y) for the surrender of outstanding Options and Awards and the payments of cash in consideration therefor at their fair market value.

    (b) Notwithstanding any other provisions of the Plan to the contrary, in the event any Option or Award is granted to any Eligible Participant who is a non-employee director of the Company (a "Non-Employee Director"), the Committee, in its sole discretion, shall determine at the time of grant, and shall set forth in the applicable Award Agreement or Option Agreement, as the case may be, appropriate provisions with respect to the effect of the termination of the Non-Employee Director's service, including, without limitation, with respect to the exercisability or vesting of each such Option or Award.

    (c) Except with respect to awards intended to qualify as performance-based compensation under Section 162(m) of the Code, the Committee may, in its sole discretion, accelerate or agree to accelerate the exercisability or vesting of any Option, Restricted Stock, Performance Unit or Stock Appreciation Right granted under the Plan, or any or all of them, or any portion thereof, at any time, for any reason, including, but not limited to, the occurrence of a change of control (as defined by the Committee in its sole discretion), and provide or agree to provide for payments in consideration for the exercise of, surrender or repurchase of an Option or Award (at such times and in such amounts determined by the Committee in its sole discretion, which amounts, in the case of a change of control, may be based upon the highest price per share paid in the transaction even if greater than the Fair Market Value at the time of exercise, surrender or repurchase). Any such determination by the Committee may be set forth in the applicable Option Agreement, Award Agreement or otherwise. With respect to Options and Awards intended to qualify as performance based compensation under Section 162(m) of the Code, the Committee shall set forth in the applicable Option Agreement or Award Agreement any terms as to acceleration of the exercisability or vesting of the Option or Award (including, but not limited to, acceleration upon the occurrence of a change of control (as defined in the applicable Option Agreement or Award Agreement)).

  13. Release of Financial Information. A copy of the Company's annual report to stockholders shall be delivered to each Optionee and Grantee at the time such report is distributed to the Company's stockholders. Upon request, the Company shall furnish to each Optionee and Grantee a copy of its most recent annual report and each quarterly report and current report filed under the Exchange Act, since the end of the Company's prior fiscal year.

  14. Termination and Amendment of the Plan. The Plan shall terminate on the day preceding the tenth anniversary of its effective date and no Option or Award may be granted thereafter. The Board may sooner terminate or amend the Plan at any time, and from time to time and in any manner. Except as provided in Sections 11 and 12 hereof, rights and obligations under any Option or Award granted before any amendment, except with the consent of the Optionee or Grantee, as the case may be.

  15. Non-Exclusivity of the Plan. The adoption of the Plan by the Board shall not be construed as amending, modifying or rescinding any previously approved incentive arrangement or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

  16. Limitation of Liability. As illustrative of the limitations of liability of the Company, but not intended to be exhaustive thereof, nothing in the Plan shall be construed to:

    (a) give any person any right to be granted an Option or Award other than at the sole discretion of the Committee;

    (b) give any person any rights whatsoever with respect to Shares except as specifically provided in the Plan;

    (c) limit in any way the right of the Company or a Subsidiary to terminate the employment of any person at any time; or

    (d) be evidence of any agreement or understanding, expressed or implied, that the Company or any Subsidiary will employ any person in any particular position at any particular rate of compensation or for any particular period of time.

  17. Regulations and Other Approvals; Governing Law.

  (a) This Plan and the rights of all persons claiming any interest hereunder shall be construed and determined in accordance with the laws of the State of Delaware without giving effect to the choice of law principles thereof, except to the extent that such law is preempted by federal law.

  (b) The obligation of the Company to sell or deliver Shares with respect to Options and Awards granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

  (c) Except as otherwise provided in Section 15, the Board may make such changes as may be necessary or appropriate to comply with the rules and regulations of any government authority, or to obtain for Eligible Participants granted Incentive Stock Options the tax benefits under the applicable provisions of the Code and regulations promulgated thereunder.

  (d) Each Option and Award is subject to the requirement that, if at any time the Committee determines, in its absolute discretion, that the listing, registration or qualification of Shares issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Option or the issuance of Shares, no Options shall be granted or payment made or Shares issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions as acceptable to the Committee.

  (e) In the event that the disposition of Shares acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act of 1933, as amended, and is not otherwise exempt from such registration, such Shares shall be restricted against transfer to the extent required by the Securities Act of 1933, as amended, or regulations thereunder, and the Committee may require any individual receiving Shares pursuant to the Plan, as a condition precedent to receipt of such Shares (including upon exercise of an Option), to represent to the Company in writing that the Shares acquired by such individual are acquired for investment only and not with a view to distribution.

  18. Miscellaneous.

  (a) Multiple Agreements. The terms of each Option or Award may differ from other Options or Awards granted under the Plan at the same time, or at some other time. The Committee may also grant more than one Option or Award to a given Eligible Participant during the term of the Plan, either in addition to, or in substitution for, one or more Options or Awards previously granted to that Eligible Participant. The grant of multiple Options and/or Awards may be evidenced by a single Agreement or multiple Agreements, as determined by the Committee.

  (b) Withholding of Taxes. The Company shall have the right to deduct from any distribution of cash to any Optionee or Grantee an amount equal to the federal, state and local income taxes and other amounts required by law to be withheld with respect to any Option or Award. Notwithstanding anything to the contrary contained herein, if any Optionee or Grantee is entitled to receive Shares upon exercise of an Option or pursuant to an Award, the Company shall have the right to require such Optionee or Grantee, prior to the delivery of such Shares, to pay to the Company the amount of any federal, state or local income taxes and other amounts which the Company is required by law to withhold. The Plan Agreement evidencing any Incentive Stock Options granted under this Plan shall provide that if the Optionee makes a disqualifying disposition, within the meaning of Section 421(b) of the Code and the regulations promulgated thereunder, of any Share or Shares issued to him or her pursuant to his or her exercise of the Incentive Stock Option he or she shall, within ten (10) days of such disqualifying disposition, notify the Company thereof and immediately deliver to the Company any amount of federal income tax withholding required by law.

  (c) Designation of Beneficiary. Each Optionee and Grantee may, with the consent of the Committee, designate a person or persons to receive in the event of his/her death, any Option or Award or any amount payable pursuant thereto, to which he/she would then be entitled. Such designation will be made upon forms supplied by and delivered to the Company and may be revoked by the Optionee or Grantee in writing. If an Optionee or Grantee fails effectively to designate a beneficiary, then his/her estate will be deemed to be the beneficiary.

  19. Interpretation.

  (a) Rule 16b-3. The Plan is intended to comply with Exchange Act Rule 16b-3 and the Committee shall interpret and administer the provisions of the Plan or any Option Agreement or Award Agreement in a manner consistent therewith. Any provisions inconsistent with such Rule shall be inoperative and shall not affect the validity of the Plan. The Board is authorized to amend the Plan and to make any such modifications to Option Agreements or Award Agreements to comply with Exchange Act Rule 16b-3, as it may be amended from time to time, and to make any other such amendments or modifications deemed necessary or appropriate to better accomplish the purposes of the Plan in light of any amendments made to Exchange Act Rule 16b-3.

  (b) Section 162(m) of the Code. Unless otherwise expressly stated in the relevant Option Agreement or Award Agreement, each Option, Stock Appreciation Right and Performance Unit granted under the Plan to an executive officer of the Company is intended to be performance-based compensation within the meaning of Section 162(m)(4)(C) of the Code (except that, upon a change of control (as defined in the applicable Option Agreement or Award Agreement), payment of an Option or Award to an Eligible Participant who remains a "covered employee" with respect to such payment within the meaning of Section 162(m)(3) of the Code may not qualify as performance-based compensation). The Committee shall not be entitled to exercise any discretion otherwise authorized hereunder with respect to such Options and Awards if the ability to exercise such discretion or the exercise of such discretion itself would cause the compensation attributable to such Options and Awards to fail to qualify as performance-based compensation. Notwithstanding anything to the contrary in the Plan, the provisions of the Plan may at any time be bifurcated by the Board or the Committee in any manner so that certain provisions of the Plan or any Option or Award intended (or required in order) to satisfy the applicable requirements of Section 162(m) of the Code are only applicable to persons whose compensation is subject to Section 162(m).

  20. Pooling Transaction. Notwithstanding anything contained in the Plan or any Option Agreement or Award Agreement to the contrary, in the event of a change of control which is also intended to be treated as a "pooling of interests" under generally accepted accounting principles (a "Pooling Transaction"), the Committee shall take such actions, if any, as are specifically recommended by an independent accounting firm retained by the Company to the extent reasonably necessary in order to assure that the Pooling Transaction will qualify as such, including, without limitation, (i) deferring the vesting, exercise, payment, settlement or lapsing of restrictions with respect to any Option or Award, (ii) providing that the payment or settlement in respect of any Option or Award be made in the form of cash, Shares or securities of a successor or acquirer of the Company, or a combination of the foregoing, and (iii) providing for the extension of the term of any Option or Award to the extent necessary to accommodate the foregoing, but not beyond the maximum term permitted for any Option or Award.

  21. Effective Date. The effective date of the Plan shall be the date of its adoption by the Board, subject only to the approval by the affirmative vote of a majority of the votes eligible to be cast at a meeting of stockholders of the Company to be held within twelve (12) months of such adoption.

                           AXSYS TECHNOLOGIES, INC.

              SPECIAL MEETING OF STOCKHOLDERS - SEPTEMBER 8, 1997

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS


        The undersigned hereby appoints Louis D. Mattielli and Raymond F. Kunzmann, and each of them, the attorneys and proxies of the undersigned (each with the power to act without the other and with the power of substitution) to vote, as designated on the reverse side, all shares of Common Stock of Axsys Technologies, Inc., a Delaware corporation ("the Company"), which the undersigned may be entitled to vote at the Special Meeting of the Stockholders to be held at the offices of Republic National Bank, Lower Level Conference Room, 452 Fifth Avenue, New York, New York 10018, on the 8th day of September, 1997, at 10:00 a.m., and any adjournment thereof, upon all matters which may properly come before said Special Meeting.


UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSALS ONE, TWO AND
                                    THREE.



         (Continued, and to be dated and signed, on the reverse side.)


--------------------------------------------------------------------------------
                             FOLD AND DETACH HERE

                                                              Please mark
                                                              your votes as
                                                              indicated in   [X]
                                                              this example.

THE BOARD OF DIRECTORS RECOMMENDS VOTING FOR PROPOSALS ONE, TWO AND THREE.

1. Proposal to amend the Certificate of Incorporation of the Company to increase the number of shares of authorized Common Stock from 4,000,000 to 20,000,000 shares.


             [ ] FOR             [ ] AGAINST             [ ] ABSTAIN


2. Proposal to amend the Certificate of Incorporation of the Company to delete
   Section 8.


             [ ] FOR             [ ] AGAINST             [ ] ABSTAIN


3. Proposal to approve the Amended and Restated Axsys Technologies, Inc. Long-Term Stock Incentive plan.


             [ ] FOR             [ ] AGAINST             [ ] ABSTAIN



                                 (The signatures(s) on your proxy card should
                                 agree with the names(s) shown at the left. If the stock is held jointly, all joint owners should sign. When signing as attorney, executor, trustee or guardian, please give your full title as such.)
                                 Dated:                                     1997
                                       -------------------------------------
                                                                          (L.S.)
                                 -----------------------------------------
                                                                          (L.S.)
                                 -----------------------------------------
                                         Signature(s) of Stockholder(s)

                                 SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

--------------------------------------------------------------------------------
                             FOLD AND DETACH HERE